CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of American Pension Investors Trust and to the use of our report dated March 30, 2017 on the financial statements and financial highlights of Yorktown Mid Cap Fund, a separate series of American Pension Investors Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 29, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of American Pension Investors Trust and to the use of our report dated November 29, 2017 on the financial statements and financial highlights of Poplar Forest Outliers Fund, a separate series of Advisor Series Trust. Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 29, 2018